UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

NutraCea
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NutraCea
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 19, 2012

TO THE SHAREHOLDERS OF NUTRACEA:

Notice is hereby given that the 2012 Annual Meeting of Shareholders (Annual Meeting) of NutraCea, a California corporation (Company), will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ  85253, on Tuesday, June 19, 2012, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect 7 directors to serve on the Board of Directors until the 2013 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

3.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 20, 2012, are entitled to notice of and to vote at the meeting and any adjournment thereof.

This year, the Company is pleased to be using the Securities and Exchange Commission (SEC) rules that allow issuers to furnish proxy materials to their shareholders on the Internet.  As a result, the Company is mailing to many of its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2011 Annual Report.  The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

/s/ J. Dale Belt
J. Dale Belt, Secretary

Scottsdale, Arizona
April 30, 2012

IMPORTANT

Whether or not you expect to attend the 2012 Annual Meeting of Shareholders in person, please vote by proxy via mail, telephone or Internet as described on the enclosed proxy card.  If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or internet.

NutraCea
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (Board) for use at NutraCea’s 2012 Annual Meeting of Shareholders (the Annual Meeting) to be held on Tuesday, June 19, 2012, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ 85253.  The telephone number at that address is (480) 948-5000.

These materials were first sent or given to shareholders on April 30, 2012.  These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 30, 2012 (Annual Report).  If you requested printed versions by mail, these materials also include the proxy card or vote instruction for the Annual Meeting.

Our principal executive offices are located at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.  Our telephone number at that location is (602) 522-3000 and our website is www.nutracea.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm and (iii) transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of NutraCea’s Common Stock (Common Stock) at the close of business on April 20, 2012, (the Record Date) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 204,766,439 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting.  The Company’s proxy materials are also available on the Company’s website at www.nutracea.com/InvestorRelations.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of NutraCea at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of NutraCea common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail.  If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope.  Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet.  If you are a registered stockholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card.  Stockholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: http://www.voteproxy.com or (ii) by telephone by dialing 1-800-PROXIES (1-800-776-9437) (toll free from the United States and Canada).  If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting.  If you are a registered stockholder and attend the meeting (please remember to bring your admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from NutraCea.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly.  Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services.  Also, please be aware that NutraCea is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven (7) candidates.  However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes.  On all other matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by NutraCea.  NutraCea may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of NutraCea’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.  NutraCea may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  NutraCea’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum.  Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1).  Assuming a quorum is present, the affirmative vote of both (i) a majority of the shares of our common stock represented at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum, are required to ratify the selection of our independent registered public accounting firm (Proposal 2).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, NutraCea believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  NutraCea further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, NutraCea intends to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Nominees will not have discretionary voting power with respect to the proposal to elect our directors and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to this proposal.

Deadlines for Submission of Shareholder Proposals for 2013 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials.  Shareholders of NutraCea are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of NutraCea.  Shareholders who wish to have a proposal considered for inclusion in NutraCea’s proxy materials for NutraCea’s 2013 Annual Shareholder Meeting must submit such proposal to NutraCea by December 31, 2012.  If NutraCea changes the date of its 2013 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before NutraCea begins to print and send its proxy materials for the 2013 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in NutraCea’s proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials.  Shareholders who wish to present a proposal at NutraCea’s 2013 Annual Shareholder Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of NutraCea at NutraCea’s principal executive offices by March 16, 2013.  If the date of the 2013 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by NutraCea no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in NutraCea’s bylaws.  If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, NutraCea may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2013 Annual Meeting, NutraCea will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of seven (7) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below, all of whom presently are directors of NutraCea.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  In the event that additional persons are properly nominated for election as directors, in accordance with our bylaws, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The seven (7) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position

W. John Short (4)	63	President, Chief Executive Officer and Director
Baruch Halpern (3)	61	Director
Henk W. Hoogenkamp	63	Director
Richard H. Koppes (2)(3)	65	Director
James C. Lintzenich (1)(2)(4)	58	Director
Edward L. McMillan (1)(3)(4)	66	Chairman of the Board of Directors
John J. Quinn (1)(2)(4)	64	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Member of the Executive Committee.

W. John Short, has served as chief executive officer and director of NutraCea since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  The Board believes that Mr. Short's experience in the financial services and consumer products industry, including his over 35 years of management experience in industry, his expansive network of contacts and relationships in this industry, his detailed knowledge of our business structure and our products, and his experience as our chief executive officer, are the attributes, skills, experiences and qualifications that allow Mr. Short to make a valuable contribution as one of our directors.

Baruch Halpern, has served as one of our directors since January 2012.  For more than 20 years, Mr. Halpern has been involved in equity research, advisory, capital raises, and has served as managing director of Halpern Capital, Inc., a boutique investment banking firm founded by Mr. Halpern, since 2002.  He has also held senior finance positions at major corporations.  Since 2009, Mr. Halpern has been managing director of CrossCredit Capital, LLC, a firm focused on structured financial solutions, and since 2010 he has been managing director of Carbon Credits Advisors, LLC, a firm focused on green energy and carbon footprint amelioration.  Prior to founding Halpern Capital in 2002, Mr. Halpern held various sell-side analyst positions.  Additionally, he gained substantial buy-side experience as vice president and portfolio manager at Fred Alger & Co., an investment advisory firm.  At Fred Alger & Co., Mr. Halpern served as a research group leader, managing a $1 billion portfolio with more than 600 companies in a broad range of industries.  Mr. Halpern has an extensive corporate and industry background, having also held positions with Celanese Corporation and Beech-Nut, Inc.  Mr. Halpern received his masters of business administration in finance from Baruch College.  Mr. Halpern has been a CFA Charter holder since 1982 and holds numerous FINRA certifications.  The Board believes that Mr. Halpern’s financial advisor and investment advisor experience, accounting and finance knowledge, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Halpern to make a valuable contribution as one of our directors.  Mr. Halpern was appointed as a director in connection with the financing under our January 2012 note and warrant purchase agreement.

Henk W. Hoogenkamp, has served as one of our directors since April 2012.  Since 2006, Mr. Hoogenkamp has been an author and an independent management consultant to multiple companies, including NutraCea from time to time.  From 1990 to 2006, Mr. Hoogenkamp served as a senior director of strategic technology with Protein Technologies International, now The Solae Company, an alliance between Du Pont and Bunge.  Mr. Hoogenkamp has authored nine books on the importance of dairy protein and vegetable protein in formulated foods, beverages and meat products.  He has published over 500 articles in 14 languages discussing protein ingredient solutions. Mr. Hoogenkamp is a member of several strategic and technology advisory boards to global food and ingredient companies.  He previously served as the President of DMV-Campina USA, now Royal FrieslandCampina, the world's largest dairy protein operator.  In December 1996, Mr. Hoogenkamp received an honorary doctoral degree from the Institute of Sports Medicine, in Bucharest, Romania, for his pioneering work on the effects of protein supplementation for elite sport performance.  The Board believes that Mr. Hoogenkamp’s extensive knowledge of protein ingredient solutions, experience as a member of the strategic and technology advisory boards, network of contacts and relationships in this industry and his work experience, are the attributes, skills, experiences and qualifications that allow Mr. Hoogenkamp to make a valuable contribution as one of our directors.  The investors in our January 2012 note and warrant financing have the right to designate one individual for the Board to consider appointing as a director on our Board.  The investors designated Mr. Hoogenkamp, and after consideration and evaluation, the Board appointed Mr. Hoogenkamp as one of our directors.

Richard H. Koppes, has served as one of our directors since March 2011.  Since 2009, Mr. Koppes has been a program fellow at the Rock Center for Corporate Governance at Stanford Law School.  He is the founder, past president and current administrative officer of the National Association of Public Pension Attorneys and serves on the boards of the Investor Responsibility Research Center Institute and the National Association of Corporate Directors (NACD).  Mr. Koppes was Of Counsel to the law firm of Jones Day from August 1996 until his retirement from the firm in December 2009.  From May 1986 through July 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System (CalPERS) including general counsel, interim chief executive officer and deputy executive officer.  Mr. Koppes is a former member of the board of directors of Valeant Pharmaceuticals International, a NYSE-listed company, and a former member of the board of directors of Apria Healthcare Group Inc. (a former NYSE-listed company).  He is a former board member of the Society of Corporate Secretaries and Governance Professionals.  Mr. Koppes has taught corporate governance as a consulting professor of law at Stanford Law School, served as a member of the New York Stock Exchange Board of Governors’ Legal Advisory Committee and was a member of the Blue Ribbon Commissions on Board Evaluations and Shareholder/Director Communications of the NACD.  In recognition of that service, the NACD awarded Mr. Koppes a lifetime achievement award for contributions to corporate governance.  He is the past vice chairman of the Corporate Counsel Committee of the International Bar Association.  The Board believes that Mr. Koppes extensive knowledge of corporate governance best practices and his experience implementing and managing corporate governance procedures and best practices at a variety of institutions, including as a member of the boards of directors at several publicly traded companies, are the attributes, skills, experiences and qualifications that allow Mr. Koppes to make a valuable contribution as one of our directors.

James C. Lintzenich, has served as a director of NutraCea since October 2005.  He was a director of The RiceX Company from 2003 to 2005.  He served as our interim chief executive officer from March 2009 until October 2009 and served as our interim principal financial officer and interim chief accounting officer from August 2009 through October 2009.  Mr. Lintzenich has been an independent management consultant since April 2001.  From August 2000 to April 2001, Mr. Lintzenich served as president and chief operating officer of SLM Corporation (Sallie Mae), an educational loan institution.  From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including chief executive officer and chief financial officer of USA Group, Inc., a guarantor and servicer of educational loans.  Mr. Lintzenich currently serves on the board of directors of the Lumina Foundation for Education and the Ball State University Foundation.  The Board believes that Mr. Lintzenich’s vast experience holding senior management and financial positions in various industries, his over 30 years of management experience in industry, his extensive network of contacts and relationships in this industry, his board experience with The RiceX Company, his detailed knowledge of our business structure and our products, and his experience as our former interim chief executive officer, interim principal financial officer and interim chief accounting officer, are the attributes, skills, experiences and qualifications that allow Mr. Lintzenich to make a valuable contribution as one of our directors.

Edward L. McMillan, has served as our chairman of the board since April 2011 and as one of our directors since October 2005.  He had also been a director of The RiceX Company from July 2004 until October 2005.  From January 2000 to the present, Mr. McMillan has owned and managed McMillan LLC, a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors.  From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management.  From January 1988 to March 1996, Mr. McMillan was president and chief executive officer of Purina Mills, Inc.  From August 1996 to July 1997, Mr. McMillan presented a graduate seminar at Purdue University.  From August 1997 to April 1999, he was with Agri Business Group, Inc.  Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (NASDAQ:BCPC), Durvet, Inc., Newco Enterprises, Inc. and Pennfield, Inc.  Mr. McMillan also serves as a member of the board of trustees of the University of Illinois and as chair of the University of Illinois Research Park, LLC. The Board believes that Mr. McMillan’s experience as a transaction and strategic consultant in the food and agribusiness industry sectors, his over 30 years of management experience in this industry, his expansive network of contacts and relationships in this industry, his outside board experience with several companies, his position as a member of the board of trustees of the University of Illinois, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. McMillan to make a valuable contribution as one of our directors.

John J. Quinn, has served as one of our directors since April 2010.  Mr. Quinn, is a certified public accountant and has spent the majority of his 40 plus year career in the public accounting business as an assurance partner with PricewaterhouseCoopers LLP (PwC) and Ernst & Young LLP (E&Y).  Since 2008, Mr. Quinn has been a management consultant.  He is currently spending approximately forty percent of his time consulting with a major accounting firm on quality control matters.  Mr. Quinn retired from PwC in 2008, where he performed as an assurance partner from 1998 to 2008, served in the National Office-Assurance Services in New York from 2006 to 2008 and as the office managing partner in Indianapolis from 1999 to 2006.  From 1993 to 1997, he was director, executive vice-president and chief financial officer of Standard Management Corporation, a publicly-held financial services company with US and international operations.  Prior to this, Mr. Quinn spent the first 24 years of his career in E&Y’s Indianapolis office serving a variety of clients.  Mr. Quinn served on the boards of Central Indiana Community Foundation, a $600 million foundation from 2002 to 2010, where he served as chairman of the board and chairman of the audit and finance committee, and Legacy Fund, Inc., an affiliated foundation.  Mr. Quinn is a graduate of the University of Notre Dame (cum laude) and the Kellogg Executive Program at Northwestern University. The Board believes that Mr. Quinn’s experience as a certified public accountant, including working 40 plus years in the public accounting sector, his current position as chairman of our audit committee, his current consulting position with a major accounting firm on audit quality issues, his management experience with a publicly-held financial services company, his outside board experience with Central Indiana Community Foundation and Legacy Fund, Inc., and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Quinn to make a valuable contribution as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Role of the Board; Corporate Governance Matters

Board Leadership Structure

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for NutraCea at that time.

Effective April 2011, Edward L. McMillan was elected chairman of the Board of Directors, succeeding W. John Short, who had served in that capacity since December 2009.  Mr. Short continues to serve as chief executive officer and a director.  The Board believed that Mr. Short serving as both chief executive officer and board chairman was appropriate during NutraCea’s reorganization period given the efficiencies of having the chief executive officer also serve in the role of chairman.  Following our exit from bankruptcy proceedings, the Board agreed to separate the positions of chairman and chief executive officer.

Risk Oversight

Our Board of Directors is currently comprised of seven directors, four of whom are independent.  The Board has four standing committees with separate chairs - the Audit, Compensation, Nominating and Governance and Executive Committees.  A majority of the members of the Audit, Compensation and Executive Committees are independent directors.  Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics.  Our full Board regularly engages in discussions of risk management to assess major risks facing NutraCea and review options for their mitigation.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Board Independence

The Board has affirmatively determined that each current member of the Board, other than Messrs. Short, Halpern and Hoogenkamp are independent under the criteria established by The Nasdaq Stock Market, or Nasdaq, for independent board members.

Board Meetings and Committee Meetings

During 2011, the Board held 10 meetings and each director attended at least 75% of those meetings during the period that he was a director.  Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our board of directors has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the full board of directors.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act), assists the full Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are James C. Lintzenich, Edward L. McMillan and John J. Quinn.  Each of Messrs. McMillan and Quinn are independent under Nasdaq’s independence standards for audit committee members.  Mr. Lintzenich, while independent as a board member, is not independent as an Audit Committee member under Nasdaq standards because he worked on the preparation of our Annual Report on Form 10-K for 2008 while he was serving as our interim principal financial officer.  The Audit Committee met 11 times in 2011 and each member of the Audit Committee attended all of those meetings.  The Audit Committee is governed by its own charter that sets forth its specific responsibilities and the qualifications for membership to the committee.  The charter of the Audit Committee is available on our website at www.nutracea.com, on the Investor Relations page.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The current members of the Compensation Committee are Richard H. Koppes, James C. Lintzenich and John J. Quinn.  Each is independent under Nasdaq’s independence standards for compensation committee members.  Our chief executive officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers.  The Compensation Committee seeks input on certain compensation policies from the chief executive officer.  In 2011, the Compensation Committee met 6 times and all members of the Compensation Committee at the time of a meeting attended each of the meetings.  The Compensation Committee has its own charter that sets forth its specific responsibilities.  The charter of the Compensation Committee is available on our website at www.nutracea.com, on the Investor Relations page. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and has authority to approve the consultant’s fees and other retention terms.  The Compensation Committee retained Fox Lawson & Associates to review and evaluate the compensation of our executives in 2011

Executive Committee

The primary function of the Executive Committee is to exercise the power and authority of the Board as may be necessary during the intervals between meetings of the Board, subject to such limitations as are provided by law or by resolution of the Board.  The members of the Executive Committee are James C. Lintzenich, Edward L. McMillan, John J. Quinn and W. John Short.  In 2011, the Executive Committee held no meetings.  Each of Messrs. Lintzenich, McMillan and Quinn are independent under Nasdaq’s independence standards.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the Board and committees thereof.  The current members of the Nominating and Governance Committee are Baruch Halpern, Richard H. Koppes and Edward L. McMillan.  Each of Messrs. Koppes and McMillan are independent under Nasdaq’s independence standards.  The Nominating and Governance Committee met 4 times in 2011 and all members of this committee at the time of a meeting attended each of these meetings.  The Nominating and Governance Committee has hired a consultant to identify and introduce to the committee potential candidates to serve on the Board.  The Nominating and Governance Committee has its own charter that outlines its responsibilities.  The charter of the Nominating and Governance Committee is available on our website at www.nutracea.com, on the Investor Relations page.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of NutraCea.  Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts.  In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment.  The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders.  Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, NutraCea, 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and NutraCea.
•	Directors should have reputations, both personal and professional, consistent with the image and reputation of NutraCea.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, NutraCea, 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

NutraCea has a policy of encouraging, but not requiring, directors to attend NutraCea’s annual meeting of shareholders.  All of NutraCea’s current directors who were directors at the time of 2011 Annual Meeting of Shareholders attended the meeting.

Director Compensation

Non-employee directors receive the following cash consideration for serving as directors and as members of committees of our Board of Directors:

	General Board Service	Executive Committee	Audit Committee	Nominating and Governance Committee	Compen- sation Committee	Nutra SA Management Committee Meeting
	($)	($)	($)	($)	($)	($)
General board service - all directors	40,000	-	-	-	-	-
Service as Chairman	25,000	-	-	-	-	-
Committee Assignments:
Committee Chair	-	15,000	10,000	7,000	7,000	-
Members	-	2,000	4,000	2,000	2,000	2,000
Meeting Attendance Fees:
Full Board:
In-person face-to-face	2,000	-	-	-	-	-
Telephonic	1,000	-	-	-	-	-

The non-employee directors agreed to accept stock in lieu of cash for all fees in the second, third and fourth quarters of 2011, except meeting attendance fees.  The number of shares issued to each director in lieu of cash equaled the cash compensation to which the director was entitled, divided by $0.20.   For 2012, the non-employee directors agreed to accept stock options in lieu of cash for one half of their fees for general board service, service as chairman and committee assignments.  The number of shares subject to the stock options issued in lieu of cash was determined by dividing the amount of fees owed by the fair value of an option on the date of issuance.

In addition to the fees reflected in the table above, non-employee directors receive a fee for attendance of management committee meetings of our Nutra SA, LLC subsidiary.  The fee is $6,000 per meeting attended in Brazil and $2,000 per meeting attended in the United States.

We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for NutraCea and extend coverage to them under our directors’ and officers’ indemnity insurance policies.  Annually on January 1, each non-employee director receives an option to purchase 250,000 shares of common stock under our 2010 Equity Incentive Plan.  If a director becomes a member of the Board after January 1 of a year, the director will receive a stock option to purchase a pro rata portion of the 250,000 shares based upon the months remaining in the year after the director was elected.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2011 who served on the Board during the year:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name	($) (1)	($) (2)	($) (2)	($)
David S. Bensol	14,000	9,304	36,375	59,679
Richard H. Koppes	6,000	33,428	58,406	97,834
James C. Lintzenich	25,750	39,433	36,375	101,558
Edward L. McMillan	26,500	46,912	36,375	109,787
John J. Quinn	21,000	37,479	36,375	94,854
Steven W. Saunders	21,250	28,475	36,375	86,100
Kenneth L Shropshire	14,250	10,167	36,375	60,792

(1)
Amounts shown in this column reflect the annual aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.  In addition, amounts shown for Messrs. Lintzenich and McMillan include $2,000 and $6,000, respectively, paid to them for their attendance at management committee meetings of our Nutra SA, LLC subsidiary.

(2)
The amount shown is the grant date fair value of each award.  As of December 31, 2011, the directors named in the table held outstanding option awards to purchase the following number of shares of our common stock:  David S. Bensol, no shares; Richard H. Koppes, 187,500 shares; James C. Lintzenich, 1,138,697 shares; Edward L. McMillan, 1,138,798 shares; John J. Quinn, 682,639 shares; Steven W. Saunders, 1,204,596 shares; and Kenneth L. Shropshire, no shares.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO USA, LLP (BDO) has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2012.  Shareholder ratification of BDO as our independent registered public accounting firm is not required by our Bylaws or otherwise.  The Board of Directors is seeking such ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of BDO as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2012.  Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of NutraCea and its shareholders.  We expect a representative of BDO to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

BDO was appointed as our independent registered public accounting firm July 29, 2010.  On May 25, 2010, Perry-Smith LLP (Perry-Smith) was dismissed as the independent registered public accounting firm for NutraCea.  The decision to dismiss Perry-Smith was approved by the Audit Committee of NutraCea’s Board of Directors.

The report of Perry-Smith on the financial statements of NutraCea as of and for the year ended December 31, 2008, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle, other than expressing substantial doubt as to NutraCea’s ability to continue as a going concern.  The report of Perry-Smith on the effectiveness of NutraCea’s internal control over financial reporting as of December 31, 2008, contained an adverse opinion because of the effect of material weaknesses that related to (i) NutraCea not maintaining effective controls to prevent management override of controls, (ii) NutraCea not maintaining effective controls over revenue recognition and accounting for complex transactions and (iii) NutraCea’s failure to retain resources necessary to meet its public financial reporting responsibilities.  These material weaknesses and NutraCea’s plan for remediation were disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2008.

During the fiscal years ended December 31, 2009 and 2008, and through May 25, 2010, there were no disagreements with Perry-Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Perry-Smith’s satisfaction, would have caused Perry-Smith to make reference to the subject matter of the disagreement in its reports on our financial statements, except that in March 2008, in connection with the 2007 audit, Perry-Smith disagreed with our initial positions regarding the impairment of certain intangible assets related to its consolidation of Vital Living, Inc., the adequacy of an allowance for doubtful accounts receivable related to a distributor of Vital Living, Inc. products and whether NutraCea should capitalize or expense amounts paid by NutraCea to a former officer, each of which was satisfactorily resolved.  Our Audit Committee discussed the subject matter of each such disagreement with Perry-Smith.  NutraCea authorized Perry-Smith to respond fully to inquiries from BDO concerning the subject matter of each such disagreement.  During the years ended December 31, 2009 and 2008, and through May 25, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

NutraCea provided Perry-Smith with a copy of its Current Report on Form 8-K filed on June 1, 2010, and requested that Perry-Smith furnish a letter addressed to the SEC stating whether it agrees with the statements made above.  The letter from Perry Smith to the SEC dated June 1, 2010, was attached as Exhibit 16.1 to our Current Report on Form 8-K filed on June 1, 2010.

Prior to engaging BDO on July 29, 2010, NutraCea did not consult with BDO regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Billed to Independent Registered Public Accounting Firms

The following tables presents fees for professional services rendered by our independent registered public accounting firms.

BDO fees are summarized below:

	2011	2010
Audit fees	$333,800	$295,000
Audit related fees	20,400	20,400
Tax fees	-	-
Total	$354,200	$315,400

Audit fees

Audit fees relate to services related to the audit of our financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and consents and assistance in connection with other filings, including statutory audits.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services and our 401(k) benefit plan audit and are not reported under “Audit Fees.”

Tax fees

Tax fees include fees for services rendered in connection with preparation of federal, state and foreign tax returns and other filings and tax consultation services.

All other fees

There were no other fees in 2011.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services.  All fees reported under the headings Audit Fees, Audit-Related Fees, Tax Fees and All Other fees above for 2011 and 2010 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NutraCea specifically incorporates it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2011.

The Audit Committee of the Board of Directors has:

•
reviewed and discussed with management and the independent registered public accounting firm, together and separately, NutraCea’s audited consolidated financial statements for the fiscal year ended December 31, 2011;

•	discussed with BDO USA, LLP, NutraCea’s independent registered public accountants, the matters required by auditing standards; and

•	received the written disclosures and the letter from BDO USA, LLP required by Independence Standards Board Standard No. 1 and has discussed with BDO USA, LLP its independence.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NutraCea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

James C. Lintzenich
Edward L. McMillan
John J. Quinn

EXECUTIVE OFFICERS

W. John Short, 63, has served as chief executive officer and director of NutraCea since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.

Jerry Dale Belt, 54, has served as our chief financial officer, chief accounting officer and executive vice president since June 2010.  He has also served as our secretary since December 2011.  Mr. Belt, is a certified public accountant, a certified turnaround professional, and a certified insolvency and restructuring advisor with thirty years experience in finance and accounting in both public and private industry.  He had been financial advisor for NutraCea from November 2009 to June 2010.  From September 2008 through June 14, 2010, Mr. Belt served as managing director of restructuring for Sierra Consulting Group, a provider of turnaround, receivership, and consulting services.  From 2002 through 2008, Mr. Belt served as managing director for FTI Consulting, Inc., a global business advisory firm.  Mr. Belt began his restructuring career in 1999 with PricewaterhouseCoopers.  Mr. Belt has consulted with companies ranging from startups to large multi-national enterprises.  Prior to 1999, Mr. Belt served for 15 years in numerous senior management positions in privately held enterprises.  From 1978 to 1984, Mr. Belt spent 6 years in the audit group of Cooper’s & Lybrand, conducting attestation services for large corporations.

Colin Garner, 53, has served as our senior vice president of sales since September 2010.  A seasoned sales and marketing professional, Mr. Garner brings 25 years of sales experience in the technical food ingredients markets in the U.S., Canada, Latin America, Europe, Asia and the Pacific Rim.  Mr. Garner is responsible for leading our global sales initiatives for stabilized rice bran products.  Over the course of his career, Mr. Garner has held several senior level positions with a number of recognized food ingredient manufacturers and distribution companies, most recently with Premium Ingredients International from 2009 to 2010, where he was director of business development/sales.  Previous positions include director of global business development for Kerry Ingredients & Flavors from 2007 to 2009 and vice president, Americas at Chaucer Foods Incorporated from 2004 to 2007.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with the compensation strategy and resources of NutraCea, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components: (1) establish competitive base salary to attract qualified talent, and (2) evaluate performance and grant performance-based bonuses that may include equity and cash components.  We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber. Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance.  We review other public reports and take into account the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels.  Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2011 and 2010 by:

•	each person who served as our chief executive officer in 2011;

•	our two most highly compensated executive officers, other than our chief executive officer, who were serving as executive officers at the end of 2011; and

•	each other person that served as an executive officer in 2011.

We refer to these officers collectively as our named executive officers.

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1) (2)	($) (6)	($)
W. John Short, President and Chief Executive Officer (3)	2011	337,500	-	37,947	67,822	443,269
	2010	328,339	100,000	485,615	70,883	984,837

Leo G. Gingras, former President and Chief Operating Officer	2011	270,000	-	30,358	33,986	334,344
	2010	277,639	100,000	439,632	29,361	846,632

Jerry Dale Belt, Chief Financial Officer and Secretary (4)	2011	229,500	-	25,804	6,885	262,189
	2010	127,511	-	277,686	2,210	407,407

Colin Garner, Senior Vice President of Sales (5)	2011	162,000	-	18,215	34,921	215,136
	2010	60,974	-	65,500	15,608	142,082

(1)
Option awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period.  The assumptions used to calculate the fair value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2011.

(2)
As further described in the Narrative Disclosure to the Summary Compensation Table below, the option awards in 2011 were granted in lieu of payment of cash salaries representing 20% of the named executive officer’s salary for the second half of 2011.

(3)	Mr. Short began his employment with NutraCea on July 7, 2009. The 2010 bonus of $100,000 relates to a signing bonus paid in January 2011.
(4)	Mr. Belt began his employment with NutraCea on June 15, 2010.
(5)	Mr. Garner began his employment with NutraCea on September 1, 2010.
(6)	All other compensation consists of the following amounts for 2011 and 2010:

	2011
	Mr. Short	Mr. Gingras		Mr. Belt	Mr. Garner
	($)	($)		($)	($)
Automobile allowance	-	4,250		-	-
Life insurance	19,316
Commuting expense reimbursements	34,756	11,030	(1)	-	16,127	(2)
401(k) safe harbor contribution	13,750	11,915		6,885	4,860
Housing allowance	-	6,791	(1)	-	13,934	(2)
Total	67,822	33,986		6,885	34,921

	2010
	Mr. Short	Mr. Gingras		Mr. Belt	Mr. Garner
	($)	($)		($)	($)
Automobile allowance	-	10,200		-	-
Life insurance and long-term disability premiums	20,348	1,032		352	211
Commuting expense reimbursements	43,185	3,493	(1)	-	9,098	(2)
401(k) safe harbor contribution	7,350	7,350		1,858	625
Housing allowance	-	7,286	(1)	-	5,674	(2)
Total	70,883	29,361		2,210	15,608

(1)
Mr. Gingras oversaw the operations of our plants in Louisiana and lived in Louisiana until he terminated his employment April 12, 2012.  We paid for the costs of his commute between Louisiana and Arizona until he terminated employment.  We maintained a corporate apartment in Arizona for his use when in Arizona for corporate business until July 2011.

(2)
Mr. Garner currently lives in New York.  He is relocating to Phoenix.  Under the terms of his relocation agreement, as amended, we paid for the costs of his commute between New York and Arizona and provided a housing allowance, until March 2012.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the employment agreements NutraCea entered into with each of the named executive officers and current executive officers.

W. John Short, our President and Chief Executive Officer

On July 6, 2009, we entered into an employment agreement with W. John Short.  The term of the employment agreement extends through June 30, 2012, and the term extended automatically for successive one-year terms unless either NutraCea or Mr. Short notifies the other in writing at least 180 days prior to the expiration of the then-effective term of its intention not to renew the employment agreement.  Mr. Short’s annual salary was $300,000 until it was increased to $350,000 on June 30, 2010.  Mr. Short is entitled to a one-time cash bonus of $150,000 and reimbursement if his family relocates to Arizona.  Mr. Short is reimbursed for reasonable expenses for commuting between Arizona and Oregon.  Mr. Short may be eligible to earn an annual bonus each year up to 75% of his annual salary and a discretionary bonus each year up to 100% of his annual salary, with the actual amount and requirements of these bonuses to be determined by our Board of Directors or Compensation Committee.  In addition, Mr. Short was eligible to earn an initial bonus of $100,000 if NutraCea raised $7,000,000 on or before December 31, 2009.

In connection with Mr. Short becoming an employee of NutraCea, NutraCea granted to Mr. Short employee stock options under our 2005 Equity Incentive Plan to purchase 1,200,000, 2,400,000 and 1,400,000 shares of common stock at a price per share equal to $0.20.  The stock option to purchase 1,200,000 shares of common stock vested as to 400,000 shares on August 15, 2009.  Following that date, 66,666 shares subject to that stock option will vest on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 2,400,000 shares vested as to 800,000 shares on August 15, 2009.  Following that date, 133,333 shares will vest on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 1,400,000 shares vests on July 1, 2012.

On November 6, 2009, we amended Mr. Short’s employment agreement to provide that NutraCea maintain a $5,000,000 life insurance policy on Mr. Short’s life during the term of his employment with NutraCea.  Until November 5, 2011, one-half of the proceeds of the policy shall be payable for the benefit of Mr. Short and his wife.  After November 5, 2011, the policy shall be for the sole benefit of Mr. Short and his wife.

On July 2, 2010, NutraCea entered into an amendment to employment agreement with Mr. Short, amending his employment agreement. Pursuant to the amendment, NutraCea and Mr. Short agreed to extend the term of Mr. Short’s employment agreement to end on the fourth anniversary of the effective date of NutraCea’s plan of reorganization (the Plan Effective Date) filed with the United States Bankruptcy Court for the District of Arizona.  The amendment increased Mr. Short’s base salary on the Plan Effective Date to $375,000 from $350,000.  In addition, NutraCea agreed to pay Mr. Short, within ten days of the Plan Effective Date, (i) an initial bonus of $100,000 (as previously provided for in the initial employment agreement), and (ii) a bonus of $300,000 subject, among other things, to certain restrictions imposed by the Plan of Reorganization.  The first bonus of $100,000 was paid in January 2011.

On July 7, 2010, NutraCea granted Mr. Short an additional stock option under our 2010 Equity Incentive Plan to purchase 5,000,000 shares of Common Stock at an exercise price of $0.20 per share.  1,000,000 shares subject to the option vested on July 7, 2010, and 1,000,000 shares subject to the option vested on the Plan Effective Date.  The remaining 3,000,000 shares will vest in equal monthly installments on the last day of each month over the 48 month period commencing the month following the Plan Effective Date.

On July 15, 2011, we entered into an amendment to the employment agreement with Mr. Short to provide that 20% of his salary for the last six months of 2011 be paid in stock options instead of cash.  Mr. Short received stock options to purchase up to 715,110 shares, at an exercise price equal to $0.20 per share which vested and became exercisable in installments ending December 31, 2011.

In 2012, Mr. Short is receiving in cash 90% of his salary under his employment agreement.  On April 25, 2012, Mr. Short was granted a stock option to purchase up to 343,787 shares of Common Stock at an exercise price equal to $0.12 per share.  The option vested 25% on April 25, 2012, and the remainder vests in installments through 2012.  The fair value of the option on the date of grant equaled 10% of Mr. Short’s salary.

For a description of the termination and change in control provisions of Mr. Short’s employment agreement, see “Termination and Change in Control Arrangements”.

Leo G. Gingras, our Former President and Chief Operating Officer

On February 8, 2007, NutraCea entered into an employment agreement with Leo G. Gingras, our former chief operating officer.  Mr. Gingras served as special assistant to our former chief operating officer until he became our chief operating officer on April 11, 2007.  Pursuant to the employment agreement, we agreed to pay Mr. Gingras an annual salary of $220,000.  In addition, we paid to Mr. Gingras a sign-on bonus of $150,000.  If Mr. Gingras voluntarily resigned before March 15, 2010, Mr. Gingras would have been required to repay to NutraCea a proportionate amount of this sign-on bonus based upon the time he is employed by us between March 15, 2007, and March 15, 2010.  The employment agreement further required that NutraCea pay to Mr. Gingras a bonus of $20,000 for 2007 and a $600 per month car allowance.  In connection with his employment, Mr. Gingras was issued an option to purchase 250,000 shares of Common Stock at an exercise price of $2.63 per share.

On January 8, 2008, Mr. Gingras’ employment agreement was amended to provide an employment term that ends on February 8, 2010, to increase the monthly car allowance to $850 and to provide for an annual cost of living adjustment for his base salary.  Concurrently with the execution of this amendment, we granted to Mr. Gingras an option to purchase 350,000 shares of our common stock at an exercise price per share of $1.49.

On July 28, 2009, we entered into a new employment agreement with Mr. Gingras to serve as our chief operating officer.  The term of his employment is from July 28, 2009, to June 30, 2012.  We agreed to pay Mr. Gingras a base salary of $250,000 per year from July 28, 2009 to December 31, 2009.  The base salary increased to $275,000 per year in 2010.  In addition, we agreed to pay Mr. Gingras a $100,000 bonus, $50,000 of which was payable on or before November 30, 2009, and $50,000 of which was payable on or before March 31, 2010.  If Mr. Gingras terminated his employment voluntarily or NutraCea terminates Mr. Gingras for cause before June 30, 2011, he was required to return to NutraCea the entire bonus.  The employment agreement further provided that Mr. Gingras was entitled to discretionary bonuses.  In connection with the execution of this employment agreement, his options to purchase 250,000 and 350,000 shares of our common stock were cancelled and we issued to Mr. Gingras an option to purchase 1,500,000 shares of our common stock at a per share exercise price of $0.22.

On July 2, 2010, NutraCea entered into an amendment to the employment.  We agreed to extend the term of Mr. Gingras’ employment agreement to end on the fourth anniversary of the Plan Effective Date.  The amendment increased Mr. Gingras’ base salary on the Plan Effective Date to $300,000 from $275,000.  In addition, we agreed to pay Mr. Gingras, within ten days of the Plan Effective Date, (i) an initial bonus of $100,000 (as previously provided for in his July 28, 2009, employment agreement), and (ii) a bonus of $300,000 subject, among other things, to certain restrictions imposed by the plan of reorganization.  The first bonus of $100,000 was paid in January 2011.

On July 7, 2010, we granted Mr. Gingras an option to purchase 4,500,000 shares of our common stock at an exercise price of $0.20 per share: 900,000 shares of the option vested on July 7, 2010, and 900,000 shares vested on the Plan Effective Date.  The remaining 2,700,000 shares will vest in equal monthly installments on the last day of each month over the 48 month period commencing the month following the Plan Effective Date.  On July 7, 2010, the per share exercise price of the option to purchase 1,500,000 shares was repriced from $0.22 to $0.20 as authorized by our Board.

On July 15, 2011, we entered into an amendment to the employment agreement with Mr. Gingras to provide that twenty percent (20%) of his salary for the last six months of 2011 be paid in stock options instead of cash.  Mr. Gingras received stock options to purchase up to 572,088 shares, at an exercise price equal to $0.20 per share, which vested and became exercisable in installments ending December 31, 2011.

Effective April 12, 2012, Mr. Gingras voluntarily terminated his employment with NutraCea.  Under the terms of his employment agreement Mr. Gingras is allowed two years to exercise the options previously granted to him, to the extent he was vested in the shares underlying the options on April 12, 2012.

Jerry Dale Belt, our Secretary and Chief Financial Officer

On June 15, 2010, NutraCea entered into an employment agreement with Mr. Belt.  Mr. Belt’s term of employment extends through June 1, 2014.  Pursuant to the employment agreement, we agreed to pay Mr. Belt an annual salary of $230,000 which increased to $255,000 on January 1, 2011.  Mr. Belt may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board of Directors or Compensation Committee. In connection with his employment, we granted to Mr. Belt a stock option under our 2010 Equity Incentive Plan to purchase 2,500,000 shares of common stock at a price per share equal to $0.20.  This stock option vests as follows:  (i) 500,000 shares vested on June 15, 2010, (ii) 500,000 shares vested on the date the Bankruptcy Court entered an order approving and confirming NutraCea’s plan of reorganization (the Confirmation Date), and (iii) 31,250 shares shall vest each month for 48 months following the Confirmation Date.

On February 14, 2012, we modified the termination and change in control provisions of Mr. Belt’s employment agreement.  For a description of the termination and change in control provisions of Mr. Belt’s employment agreement, see “Termination and Change in Control Arrangements”.

On July 15, 2011, we entered into an amendment to the employment agreement with Mr. Belt to provide that 20% of his salary for the last six months of 2011 be paid in stock options instead of cash.  Mr. Belt received stock options to purchase up to 486,274 shares, at an exercise price equal to $0.20 per share, which vested and became exercisable in installments ending December 31, 2011.

In 2012, Mr. Belt is receiving in cash 90% of his salary under his employment agreement.  On April 25, 2012, Mr. Belt was granted a stock option to purchase up to 233,755 shares of Common Stock, at an exercise price equal to $0.12 per share.  The option vested 25% on April 25, 2012, and the remainder vests in installments through 2012.  The fair value of the option on the date of grant equaled 10% of Mr. Belt’s salary.

For a description of the termination and change in control provisions of Mr. Belt’s employment agreement, see “Termination and Change in Control Arrangements”.

Colin Garner, our Senior Vice President of Sales

Colin Garner was appointed our Senior Vice President of Sales effective September 1, 2010.  In connection with his appointment, NutraCea entered into an employment agreement with Mr. Garner on September 1, 2010.  The term of Mr. Garner’s employment agreement extends through September 1, 2012.  We agreed to pay Mr. Garner an annual salary of $180,000 which shall increase to $200,000 on January 1, 2012 so long as Mr. Garner achieves certain sales targets that are approved by our Board of Directors.  Mr. Garner may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board of Directors or the Compensation Committee.  Under the terms of the agreement Mr. Garner was eligible for reimbursement of up to $15,000 of actual moving expenses and reimbursement of up to $1,000 per month in temporary housing cost for up to nine months.  Subsequently the temporary housing reimbursements were extended until March 2012.  In connection with his employment with us, we granted to Mr. Garner a stock option under our 2010 Equity Incentive Plan, expiring September 1, 2020, to purchase 1,000,000 shares of common stock at a price per share equal to $0.20.  The option vests as to 20,833 shares each month for 48 months from the employment agreement date.

On July 15, 2011, we entered into an amendment to the employment agreement with Mr. Garner to provide that 20% of his salary for the last six months of 2011 be paid in stock options instead of cash.  Mr. Garner received stock options to purchase up to 343,252 shares, at an exercise price equal to $0.20 per share, which vested and became exercisable in installments ending December 31, 2011.

In 2012, Mr. Garner is receiving in cash 83% of his salary under his employment agreement.  On April 25, 2012, Mr. Garner was granted a stock option to purchase up to 275,030 shares of Common Stock at an exercise price equal to $0.12 per share. The option vested 25% on April 25, 2012, and the remainder vests in installments through 2012.  The fair value of the option on the date of grant equaled 17% of Mr. Garner’s salary.

For a description of the termination and change in control provisions of Mr. Garner’s employment agreement, see “Termination and Change in Control Arrangements”.

Equity Compensation Arrangements

2005 Equity Incentive Plan

The Board adopted the 2005 Equity Incentive Plan (2005 Plan) in May 2005 and our shareholders approved the 2005 Plan in September 2005.  Under the terms of the 2005 Plan, NutraCea could grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to NutraCea on such terms as are determined by the Board of Directors.  A total of 10,000,000 shares of common stock were reserved for issuance under the 2005 Plan.  During 2011, no grants were made under the 2005 Plan.  As of December 31, 2011, options to purchase a total of 8,366,500 shares were outstanding.  No additional grants may be made under the 2005 Plan.

Our Board of Directors administered the 2005 Plan, determined vesting schedules on plan awards and could accelerate their schedules for award recipients.  Options granted under the 2005 Plan have terms of up to 10 years.

2010 Equity Incentive Plan

The Board adopted our 2010 Equity Incentive Plan (2010 Plan) in February 2010.  A total of 25,000,000 shares of common stock were initially reserved for issuance under the 2010 Plan.  The amount reserved increases annually each January 1st by 5% of the outstanding shares as of the prior December 31st.  Additionally, in 2011 the Board approved an 8,000,000 share increase in the number of shares of common stock reserved under the plan.  Under the terms of the 2010 Plan, we may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services on such terms as are determined by the Board.  The Board administers the 2010 Plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients.  The options granted under the 2010 Plan have terms of up to 10 years.  As of December 31, 2011, 11,378,209 shares were available for future issuance under the 2010 Plan.

December 31, 2011
Initially reserved	25,000,000
Additionally reserved - annual increases	9,767,955
Additionally reserved - Board action	8,000,000
Options granted since inception, net of forfeited, expired or cancelled	(25,684,912)
Stock granted since inception	(5,704,834)
Available for issuance under the 2010 Plan	11,378,209

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards

The following table provides information as of December 31, 2011, regarding equity awards held by each of our named executive officers.

		Option Awards
		# of Securities Underlying Unexercised Options	# of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
		(# Exercisable)	(# Un-exercisable)	(#)	($/sh)	Date
W. John Short	(1)	1,066,667	133,333	-	0.20	7/5/2019
	(2)	2,133,333	266,667	-	0.20	7/5/2019
	(3)	-	1,400,000	-	0.20	7/5/2019
		2,000,000	-	-	0.20	7/7/2020
	(4)	812,500	2,187,500	-	0.20	7/7/2020
		392,494	-	-	0.20	7/15/2012
		204,595	-	-	0.20	7/15/2013
		118,021	-	-	0.20	7/15/2014

Leo G. Gingras	(5)	1,312,500	187,500	-	0.20	7/28/2014
		1,800,000	-	-	0.20	7/7/2020
	(4)	731,250	1,968,750	-	0.20	7/7/2020
		313,995	-	-	0.20	7/15/2012
		163,676	-	-	0.20	7/15/2013
		94,417	-	-	0.20	7/15/2014

Jerry Dale Belt		1,000,000	-	-	0.20	6/15/2020
	(6)	437,500	1,062,500	-	0.20	6/15/2020
		266,896	-	-	0.20	7/15/2012
		139,124	-	-	0.20	7/15/2013
		80,254	-	-	0.20	7/15/2014

Colin Garner	(7)	333,333	666,667	-	0.20	9/1/2020
		188,397	-	-	0.20	7/15/2012
		98,205	-	-	0.20	7/15/2013
		56,650	-	-	0.20	7/15/2014

(1)
400,000 shares underlying the option vested and became exercisable on August 15, 2009, and 66,666 vest and become exercisable on the last business day of each calendar quarter beginning September 30, 2009.

(2)
800,000 shares underlying the option vested and became exercisable on the date Mr. Short became our chief executive officer and 133,333 shares vest and become exercisable on the last business day of each calendar quarter beginning September 30, 2009.

(3)	All the shares underlying the option vest and become exercisable on July 1, 2012.
(4)	Shares underlying the options vest and becomes exercisable monthly in equal installments over the 48 months ending November 30, 2014.
(5)
375,000 shares underlying the option vested and became exercisable on July 28, 2009, and 93,750 vest and become exercisable on the last business day of each calendar quarter beginning September 30, 2009.

(6)	Shares underlying the option vest and become exercisable monthly in equal installments over the 48 months ending October 27, 2014.
(7)	Shares underlying the option vest and becomes exercisable monthly in equal installments over the 48 months ending August 31, 2014.

Termination and Change in Control Arrangements

NutraCea has entered into employment agreements and stock option agreements with our named executive officers that require us to provide compensation to them upon termination of their employment with us or a change in control of NutraCea.  Regardless of the manner in which a named executive officer’s employment terminates, the executive officer will be entitled to receive amounts earned during the term of employment.  Such amounts include:

•	the portion of the officer’s current annual base salary and bonuses which have accrued through the date of termination;

•	vested stock options; and

•	payment for accrued but unused vacation.

In addition, immediately before a Change of Control Transaction, all stock options granted pursuant to our 2010 Equity Incentive Plan will vest and become fully exercisable.  For this purpose, a “Change of Control Transaction” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities of NutraCea representing fifty percent (50%) or more of the total voting power represented by NutraCea’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by NutraCea of all or substantially all of NutraCea’s assets; or (iii) the consummation of a merger or consolidation of NutraCea or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in the voting securities of NutraCea outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of NutraCea or such surviving entity or its parent outstanding immediately after such merger or consolidation.

The amount of compensation payable to Leo Gingras upon his termination is discussed above. In addition to the consideration described above, the amount of compensation payable to each other named executive officer following termination or a change of control is discussed below.

W. John Short

Termination for Disability In the event NutraCea terminates Mr. Short’s employment because of his Disability, Mr. Short is entitled to a lump sum cash payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Disability” is defined as Mr. Short’s substantial inability to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12-month period, due to a physical or mental disability.

Termination Without Cause, for Good Reason, Non-renewal of Employment Agreement, for Death or for Work Related Disability  In the event Mr. Short's employment is terminated (i) by NutraCea other than for “cause” (ii) because we elect to not renew his employment agreement at the end of its term, (iii) Mr. Short terminates his employment for “good reason”, (iv) due to Mr. Short’s death or (v) due to Mr. Short’s “work related disability”, Mr. Short shall be entitled to:

•
a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination;

•	his option to purchase a total of 5,000,000 shares of common stock, expiring July 5, 2019, immediately vests in full and remains exercisable for 2 years following the date of termination; and

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which remains uncured for 30 days after written notice of the breach is delivered to Mr. Short, (ii) Mr. Short has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Short has committed, as determined by our Board of Directors in good faith, or has been convicted of fraud, moral turpitude, embezzlement, theft, other criminal conduct or any felony, (iv) Mr. Short habitually misuses alcohol, drugs, or any controlled substance, or (v) Mr. Short breaches his proprietary information agreement with us.

“Good Reason” is defined as (i) any material breach by NutraCea of Mr. Short’s employment agreement; (ii) a material reduction of his duties or responsibilities, or the assignment of duties or responsibilities to Mr. Short that are not consistent or commensurate with his position as chief executive officer or (iii) any reduction of Mr. Short’s base salary.

“Work-Related Disability” shall mean that Mr. Short, due to a physical disability that arises out of or is incurred in connection with his employment for NutraCea, has been substantially unable to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12 month period; provided, that a “Work-Related Disability” shall not include a disability arising from, or resulting from, stress, mental, nervous, behavioral or emotional disorders, or related conditions or from alcohol, drug, or controlled substance abuse or misuse.

Termination in Connection With a Change of Control.  In the event that Mr. Short resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Short shall be entitled to:

•
a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination (such amount, his “Severance Payment);

•	his options to purchase a total of 5,000,000 shares of common stock, expiring July 5, 2019, shall immediately vest in full and remain exercisable for 2 years following the date of termination;

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon; and

•
a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Short’s base salary and target bonus level for the year in which the termination occurs and (ii) an amount equal to the Severance Payment.

“Change of Control” is defined as the occurrence of any of the following events: (x) the consummation of a merger or consolidation of NutraCea with any other entity which results in the voting securities of NutraCea outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of NutraCea or such surviving entity outstanding immediately after such merger or consolidation, or (y) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of NutraCea’s business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of NutraCea and its subsidiaries (taken as a whole) to any such person or group of persons.

Acceleration of Stock Options in Connection with a Change of Control Transaction. Immediately prior to a Change of Control Transaction, Mr. Short’s stock option to purchase 5,000,000 shares granted under our 2010 Equity Incentive Plan, expiring July 5, 2019, shall immediately vest and be exercisable in full.

Jerry Dale Belt

Termination without Cause, for Nonrenewal of Employment Agreement, for Good Reason, or Death.  In the event Mr. Belt's employment is terminated (i) by NutraCea other than for Cause, (ii) because we elect to not renew his employment agreement at the end of its term, (iii) by Mr. Belt for Good Reason, or (iv) due to Mr. Belt’s death, Mr. Belt shall be entitled to a cash lump sum payment in an amount equal to the base salary that Mr. Belt would have been paid had he remained employed with NutraCea for the 180 day period following the date of his termination.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following notice of breach, (ii) Mr. Belt has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Belt has committed, as reasonably determined by our Board of Directors, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) Mr. Belt habitually misuses alcohol, drugs, or any controlled substance, (v) Mr. Belt breaches his proprietary information agreement with NutraCea, or (vi) Mr. Belt fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breech by NutraCea of any provision of Mr. Belt’s employment agreement; (ii) a material reduction of Mr. Belt’s duties or responsibilities, or the assignment of duties or responsibilities to Mr. Belt that are not consistent or commensurate with and his position as chief financial officer or (iii) any reduction of Mr. Belt’s base salary other than as part of a general reduction of the salaries of all or substantially all of NutraCea’s employees.

Termination in Connection With a Change of Control.  In the event that Mr. Belt resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Belt shall be entitled to a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Belt’s base salary for the year in which the termination occurs and (ii) an amount equal to the severance payment to which he was otherwise entitled.

“Change of Control” is defined as the occurrence of any of the following events: (x) the consummation of a merger or consolidation of NutraCea with any other entity which results in the voting securities of NutraCea outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of NutraCea or such surviving entity outstanding immediately after such merger or consolidation, or (y) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of NutraCea’s business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of NutraCea and its subsidiaries (taken as a whole) to any such person or group of persons.

Acceleration of Stock Options in Connection with a Change of Control Transaction. Immediately prior to a Change of Control Transaction, Mr. Belt’s stock option to purchase 2,500,000 shares granted under our 2010 Equity Incentive Plan, expiring June 15, 2020, shall immediately vest and be exercisable in full.

Colin Garner

Termination Without Cause.  In the event we terminate Mr. Garner without “cause”, Mr. Garner shall be entitled to:

•	a lump sum cash payment equal to 90 days’ salary;

•	NutraCea will pay premiums for health insurance coverage for 90 days; and

•	all stock options scheduled to vest in the 90 days following his termination shall immediately vest and become exercisable.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, (ii) a determination by the Board of Directors that Mr. Garner has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Garner having failed to meet written standards established by us for performance of duties under the employment agreement, (iv) Mr. Garner has committed, as determined by our Board of Directors, or has been convicted of fraud, moral turpitude, embezzlement, theft, or dishonesty or other criminal conduct, or (v) Mr. Garner habitually misuses alcohol or any non prescribed drug.

Acceleration of Stock Options in Connection with a Change of Control Transaction.  Immediately prior to a Change of Control Transaction, Mr. Garner’s stock option to purchase 1,000,000 shares granted under our 2010 Equity Incentive Plan shall immediately vest and be exercisable in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2012, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Shares of common stock issuable upon exercise or conversion of options, warrants or promissory notes that are currently exercisable or convertible or are exercisable or convertible within 60 days after March 31, 2012, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other shareholder.  Unless otherwise indicated, the address for each shareholder listed in the following table is c/o NutraCea, 6720 N. Scottsdale Rd, Suite # 390, Scottsdale, AZ 85253.

	Shares of Common
	Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percentage (1)
John L. T. Peebles (2)	14,731,800	7.19%
3733 Wesley Ridge Dr, Apex, NC 27539
W. John Short (3)	7,927,510	3.73%
Baruch Halpern (4)	10,754,495	4.99%
Henk W. Hoogenkamp (5)	2,315,070	1.13%
Richard H. Koppes (6)	633,555	*
James C. Lintzenich (7)	3,903,745	1.89%
Edward L. McMillan (8)	2,090,755	1.01%
John J. Quinn (9)	1,038,433	*
Jerry Dale Belt (10)	2,080,024	1.01%
Colin Garner (11)	759,919	*
Leo G. Gingras (12)	4,731,338	2.26%

All directors and executive officers as a group (9 persons) (13)	31,503,505	15.39%

* less than 1%

(1)
Applicable percentage of ownership is based on 204,766,439 shares of our common stock outstanding as of March 31, 2012, together with (i) options and warrants for such shareholder exercisable within 60 days of March 31, 2012, and (ii) promissory notes convertible within 60 days of March 31, 2012.

(2)
Information provided herein is based solely upon Mr. Peebles Schedule 13G filed on February 8, 2011.  John L. T. Peebles claimed sole voting and dispositive power as to 12,981,800 shares of common stock and shared voting and dispositive power as to 1,750,000 shares of common stock.

(3)
Includes 249,900 of outstanding shares held by the KAWJS Trust and the following held by W. John Short:  7,177,610 shares issuable upon exercise of options; 250,000 shares issuable upon exercise of warrants and 250,000 shares issuable upon conversion of a promissory note.

(4)
Reflects (i) 25,000,000 shares underlying a convertible promissory note and 25,000,000 shares underlying a warrant held by the Shoshana Shapiro Revocable Trust (ii) 440,000 outstanding shares and 1,182,300 shares subject to warrants held by Mr. Halpern, (iii) 350,000 outstanding shares and 4,846,720 shares underlying warrants held by the Baruch Halpern Revocable Trust and (iv) 119,147 shares issuable upon exercise of options held by Mr. Halpern.  The convertible promissory note and the warrants (Halpern Blocked Securities) are not exercisable or convertible into shares of our common stock to the extent such exercise or conversion would cause Mr. Halpern to beneficially own more than 4.99% of our outstanding common stock, unless the holders provide NutraCea with sixty one days’ prior written notice that the blockers should not apply.  No such notice has been provided.   Because of these blockers, the beneficial ownership described in the table above represents Mr. Halpern’s beneficial ownership of 4.99% of our common stock.

(5)	Includes 474,320 shares issuable upon exercise of options.
(6)	Includes 336,920 shares issuable upon exercise of options.
(7)
Includes (i) 1,396,411 outstanding shares and 1,275,374 shares issuable upon exercise of options held by the James C. Lintzenich Revocable Trust, (ii) 500,000 shares issuable upon exercise of warrants and 500,000 shares issuable upon conversion of a promissory note held by Zanesville Partners Fund, LLC.

(8)
Includes the following held by the Edward L. McMillan Revocable Trust: 275,950 outstanding shares; 1,297,065 shares issuable upon exercise of options; 250,000 shares issuable upon exercise of warrants and 250,000 shares issuable upon conversion of a promissory note.

(9)	Includes 817,968 shares issuable upon exercise of options.
(10)	Represents 2,080,024 shares issuable upon exercise of options.
(11)	Represents 759,919 shares issuable upon exercise of options.
(12)	Includes 4,678,338 shares issuable upon exercise of options.
(13)	Includes 16,338,346 shares issuable upon exercise or conversion of options, warrants and promissory notes and 9,845,348 shares underlying the Halpern Blocked Securities.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2011, certain information with respect to our 2005 Equity Incentive Plan and 2010 Equity Incentive Plan, and with respect to certain other options as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	8,366,500	$0.29	-
Equity compensation plans not approved by shareholders	30,222,221	0.27	11,378,209	(2)
Total	38,588,721	$0.27	11,378,209

(1)	Represents shares reserved for future issuance under our 2005 Equity Incentive Plan.
(2)	Represents shares reserved for future issuance under our 2010 Equity Incentive Plan.

A description of our 2005 Equity Incentive Plan and 2010 Equity Incentive Plan is set forth above under “Equity Compensation Arrangements”.  As of December 31, 2011, options to purchase a total of 30,222,221 shares of our common stock were outstanding pursuant to compensation arrangements that have not been approved by our shareholders.  The per share exercise prices of these options vary from $0.20 to $3.83.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction).  Each Related Party Transaction that occurred since January 1, 2011, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation”, we believe that there have been no Related Party Transactions since January 1, 2011, other than those described below.

Related Party Transactions between Mr. Hoogenkamp and the Company

In 2011, Mr. Hoogenkamp performed consulting services for NutraCea under an independent contractor agreement dated April 30, 2008, as amended pursuant to a letter agreement dated September 18, 2009, and pursuant to a second amendment to independent contractor agreement dated December 4, 2010.  Under the agreement, as amended, NutraCea agreed to pay Mr. Hoogenkamp a total of $90,000 as compensation for Mr. Hoogenkamp’s services in 2011.  In addition, NutraCea issued Mr. Hoogenkamp a grant of 150,000 shares of our common stock which fully vested on December 31, 2011.

On June 30, 2011, we entered into a third amendment to independent contractor agreement with Mr. Hoogenkamp, which reduced the scope of Mr. Hoogenkamp’s consulting services and reduced his compensation during the period of July 1, 2011, through December 31, 2011.   Mr. Hoogenkamp agreed to be paid $36,000 for his consulting services in 2011.  In addition, we agreed to extend the exercise period for certain stock options issued to Mr. Hoogenkamp for the purchase of up to 440,000 shares of our common stock to June 30, 2015.  During 2011 and in the period from January 1, 2012 to April 30, 2012, we paid Mr. Hoogenkamp $40,000 and $1,000, respectively, for fees owed under the independent contractor agreement.

On September 8, 2011, Mr. Hoogenkamp agreed to accept 500,000 shares of our common stock in full satisfaction of $105,000 owed for services previously provided.

Effective January 1, 2012, under a one-year independent contractor consulting agreement, we issued Mr. Hoogenkamp 1,000,000 shares of our common stock, which were to vest in twelve equal monthly installments during 2012.  On April 1, 2012, in connection with Mr. Hoogenkamp’s appointment to the Board of Directors, we terminated the independent contractor agreement agreed to immediately vest all of the restricted shares previously granted under the agreement.

Related Party Transactions between Mr. Halpern and the Company

During the period from January 1, 2011 to January 18, 2012, we issued several convertible notes to Mr. Halpern and to the Shoshana Shapiro Halpern Revocable Trust, a trust beneficially owned by Mr. Halpern (the Trust).  In connection with the issuance of the convertible notes, we also issued warrants to Mr. Halpern and the Trust.  The transactions are summarized below.

Date of Note and Warrant		Principal Amount of Convertible Note ($)	Interest Rate on Convertible Note (%)	Conversion Rate on Note ($ Per Share)	Maturity Date of Convertible Note	Shares Underlying Warrant (#)	Exercise Price of Warrant ($ Per Share)	Expiration Date of Warrant	Cash Received by NutraCea for Convertible Note and Warrant ($)
Feb. 14, 2011	(1)	500,000	8.5	0.25	Feb. 13, 2013	500,000	0.25	Feb. 13, 2015	500,000
June 29, 2011	(2)	739,052	10.0	0.21	June 30, 2014	730,000	0.23	Dec. 14, 2014	230,000
July 15, 2011	(2)	270,000	10.0	0.21	June 30, 2014	270,000	0.23	Dec. 14, 2014	270,000
Aug. 31, 2011	(2)	730,000	10.0	0.21	June 30, 2014 (4)	730,000	0.23	June 30, 2015	730,000
Oct. 7, 2011	(3)	1,773,186	10.0	0.20	Oct. 7, 2014 (4)				-
Oct. 7, 2011	(3)	550,000	10.0	0.20	Oct. 7, 2014 (5)	2,323,186	0.22	June 30, 2015	550,000
Jan. 18, 2012	(6)	2,500,000	10.0	0.10	Jan. 18, 2015	25,000,000	0.12	Jan. 18, 2017	112,523
									2,392,523

(1)
The convertible note and warrant issued to Mr. Halpern February 14, 2011, were cancelled in connection with issuance of the June 29, 2011 and July 15, 2011 convertible notes and warrants to Mr. Halpern.

(2)
The convertible notes and warrants issued to Mr. Halpern June 29, 2011, July 15, 2011, and August 31, 2011, were cancelled in connection with the issuance of the October 7, 2011 convertible notes and warrants to the Trust.

(3)	The convertible notes and warrants issued to the Trust October 7, 2011, were cancelled in connection with the issuance of the January 18, 2012, convertible notes and warrants to the Trust.
(4)	Unless accelerated by the holder to March 17, 2013.
(5)	Unless accelerated by the holder to January 14, 2012.
(6)
The convertible note and warrant each contain full ratchet antidilution clauses.  Interest on the convertible note is payable monthly at an annual rate of 10%.  We cannot prepay the notes.  The Trust may elect to receive shares of common stock in lieu of cash as payment of interest.  The amount of shares issuable for the interest would be 120% of the accrued interest for a month divided by 80% of the 20 trading day volume weighted average price (VWAP) of our common stock as of the end of the applicable month.  The convertible note is secured by a junior interest in substantially all of our assets, excluding our interest in our Nutra SA, LLC subsidiary.

During 2011, we paid $6,668 of interest on the convertible notes beneficially owned by Mr. Halpern and made no principal payments.  During the period from January 18, 2012 to April 30, 2012, we paid $50,685 of interest on the convertible notes beneficially owned by Mr. Halpern and made no principal payments.

Mr. Halpern is the founder and principal of Halpern Capital, Inc. (HC).  Under a February 15, 2011 financial advisor agreement, we are obligated to pay HC success fees ranging from 2.5% to 5.0% of the consideration received from certain equity, convertible securities or debt transactions.  We must also issue warrants to purchase shares of common stock that equal from 2.5% to 5.0% of the consideration received in those transactions, divided by either the market price of the common stock or the conversion price of the securities issued in the transaction.  This agreement terminated April 1, 2012, however we remain obligated to pay HC success fees and issue HC warrants on any transaction with an investor introduced by HC occurring though March 31, 2013.

During 2011, HC received $25,768 in cash fees under the financial advisor agreement.  In the period from January 1, 2012 to April 30, 2012, in connection with our issuances of subordinated convertible notes to the Trust and other investors, and the issuance of a senior convertible debenture, and related warrants, HC received $134,375 in cash fees under the financial advisor agreement.  Mr. Halpern also received warrants exercisable for 712,500 shares of our common stock at $0.10 per share and warrants exercisable for 150,000 shares of our common stock at $0.15 per share, which were owed to HC under the financial advisor agreement.  The warrants expire five years from the date of issuance and contain full ratchet antidilution clauses.

On January 18, 2012, we agreed to extend the expiration dates on warrants dated July 1, 2009, for the purchase of 5,166,520 shares, at an exercise price of $0.10 per share, from July 1, 2014 to January 18, 2017.

During 2011 and in January 2012, we paid HC $754,155 and $256,412, respectively, relevant to HC’s class 6 general unsecured creditor claim as part of our payment obligations under the Amended Plan of Reorganization.  The claim represented payment for services rendered prior to November 2009 bankruptcy petition filing.

Related Party Transactions between Mr. Short, Mr. Lintzenich, Mr. McMillan and the Company

Mr. Short, Zanesville Partners Fund, LLC, which is beneficially owned by Mr. Lintzenich, and the Edward L. McMillan Revocable Trust, which is beneficially owned by Mr. McMillan, each were investors in the January 18, 2012 financing.  Their investments are summarized in the table below.

Investor	Principal Amount of Convertible Note and Cash Received by NutraCea ($)	Interest Rate on Convertible Note (%)	Conversion Rate on Note ($ Per Share)	Maturity Date of Convertible Note	Shares Underlying Warrant (#)	Exercise Price of Warrant ($ Per Share)	Expiration Date of Warrant
W. John Short	25,000	10.0	0.10	Jan. 18, 2015	250,000	0.12	Jan. 18, 2017
Zanesville Partners Fund, LLC	50,000	10.0	0.10	Jan. 18, 2015	500,000	0.12	Jan. 18, 2017
Edward L. McMillan Revocable Trust	25,000	10.0	0.10	Jan. 18, 2015	250,000	0.12	Jan. 18, 2017

The convertible notes and warrants each contain full ratchet antidilution clauses.  Interest on each convertible note is payable monthly at an annual rate of 10%.  We cannot prepay the notes.  Each investor may elect to receive shares of common stock in lieu of cash as payment of interest.  The amount of shares issuable for the interest would be 120% of the accrued interest for a month divided by 80% of the 20 trading day VWAP of our common stock as of the end of the applicable month.  All unpaid interest and principal is due when the notes mature January 18, 2015.  The notes are secured by a junior interest in substantially all of our assets, excluding our interest in our Nutra SA, LLC subsidiary.  During the period from January 18, 2012 to April 30, 2012, we paid Mr. Short, Zanesville Partners Fund, LLC and Edward L. McMillan Revocable Trust interest on the convertible notes of $507, $1,014 and $507, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (SEC), initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish NutraCea with copies of all Section 16(a) reports they file.  Based solely on the review of the copies of such forms furnished to NutraCea and written representations that no other reports were required, NutraCea believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2011, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except as follows:

Name of Reporting Person	Form Required	Type of Transaction	Number of Shares Subject to Option or Stock Grant	Transaction Date	Date Form Filed
Edward L. McMillan	Form 4	Option Grant	250,000	1/1/2011	4/1/2011
James C. Lintzenich	Form 4	Option Grant	250,000	1/1/2011	4/1/2011
John J. Quinn	Form 4	Option Grant	250,000	1/1/2011	4/1/2011
Steven W. Saunders	Form 4	Option Grant	250,000	1/1/2011	4/1/2011
David S. Bensol	Form 4	Option Grant	250,000	1/1/2011	4/4/2011
Kenneth L. Shropshire	Form 4	Option Grant	250,000	1/1/2011	4/18/2011
Richard H. Koppes	Form 4	Option Grant	187,500	3/31/2011	5/16/2011
Richard H. Koppes	Form 3	New Director	-	3/31/2011	5/4/2011
Colin Garner	Form 4	Option Grant	343,253	7/15/2011	8/1/2011
Leo G. Gringras	Form 4	Option Grant	572,088	7/15/2011	8/1/2011
Jerry Dale Belt	Form 4	Option Grant	486,275	7/15/2011	8/1/2011
W. John Short	Form 4	Option Grant	715,110	7/15/2011	8/1/2011
Edward L. McMillan	Form 4	Stock Grant	275,950	7/15/2011	8/18/2011
David S. Bensol	Form 4	Stock Grant	54,729	7/15/2011	8/18/2011
James C. Lintzenich	Form 4	Stock Grant	231,960	7/15/2011	8/18/2011
Steven W. Saunders	Form 4	Stock Grant	167,500	7/15/2011	8/18/2011
John J. Quinn	Form 4	Stock Grant	220,465	7/15/2011	8/18/2011
Richard H. Koppes	Form 4	Stock Grant	196,635	7/15/2011	8/18/2011
Kenneth L. Shropshire	Form 4	Stock Grant	59,809	7/15/2011	8/18/2011

OTHER BUSINESS

NutraCea’s management knows of no other business to be brought before the 2012 Annual Meeting of Shareholders.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, without charge, by writing to J. Dale Belt, NutraCea’s Corporate Secretary, at NutraCea’s principal executive offices at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.

By Order of the Board of Directors

/s/ J. Dale Belt
J. Dale Belt Secretary
Scottsdale, Arizona April 30, 2012

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 19, 2012
9:00 A.M. (Local Time)
Scottsdale Plaza Resort
7200 North Scottsdale Road
Scottsdale, AZ 85253

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
 AT THE ENTRANCE TO THE ANNUAL MEETING.

NUTRACEA

NUTRACEA

6720 N. Scottsdale Road, Suite # 390

Scottsdale, Arizona 85253

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of NutraCea, a California corporation (the "Company"), hereby appoints W. John Short and J. Dale Belt, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2012 Annual Meeting of Shareholders of the Company, to be held at Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, AZ 85253, on Tuesday, June 19, 2012, at 9:00 A.M. local time, and at any adjournments  or postponements  thereof,  and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

NUTRACEA

June 19, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The annual report and proxy statement
are available at http://www.nutracea.com/InvestorRelations

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20730000000000001000 4			061912
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES
AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2. Ratify appointment of BDO USA, LLP as NutraCea's independent registered public accounting firm for the fiscal year 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES:
O W. John Short
		O Baruch Halpern	3. Transact such other business that is properly presented before the meeting or any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Henk W. Hoogenkamp
O Richard H. Koppes
		O James C. Lintzenich	This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.
☐	FOR ALL EXCEPT (See instructions below)	O Edward L. McMillan
O John J. Quinn

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( ● )

			Please check this box if you plan to attend the Annual Meeting.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

NUTRACEA

June 19, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The annual report and proxy statement are available at http://www.nutracea.com/InvestorRelations

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730000000000001000 4			061912
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES
AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2. Ratify appointment of BDO USA, LLP as NutraCea's independent registered public accounting firm for the fiscal year 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES:
O W. John Short
		O Baruch Halpern	3. Transact such other business that is properly presented before the meeting or any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Henk W. Hoogenkamp
O Richard H. Koppes
		O James C. Lintzenich	This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.
☐	FOR ALL EXCEPT (See instructions below)	O Edward L. McMillan
O John J. Quinn

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( ● )

			Please check this box if you plan to attend the Annual Meeting.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.